As filed with the Securities and Exchange Commission
on December 14, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under
The Securities Act of 1933

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
_________________________________	___________
(Address of principal executive offices)	(Zip Code)

Southwest Airlines Co.
1991 Employee Stock Purchase Plan, as amended March 16, 2006
(Full title of the plan)

Laura Wright
Senior Vice President-Finance & Chief Financial Officer
Southwest Airlines Co.
P.O. Box 36611
Dallas, Texas 75235-1611
214/792-4000
(Name, address, and telephone number, including area code,
of agent for service)

Copy to:
Deborah Ackerman
Vice President-General Counsel
Southwest Airlines Co.
P.O. Box 36611
Dallas, Texas 75235-1611

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $1.00 par value per share	7,000,000 shares	$15.40	$107,800,000.00	$11,534.60

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $1.00 per share (the “Common Stock”), of Southwest Airlines Co. (“Southwest”) that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The offering price and registration fee are based on a price of $15.40 per share, which price is the average of the high and low prices for the Common Stock, as reported on the New York Stock Exchange on December 8,
      2006.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers an additional 7,000,000 shares of Southwest’s Common Stock that may be offered pursuant to the Plan. In accordance with General Instruction E to Form S-8, the contents of Southwest’s Registration Statement on Form S-8 (File Number 33-40653) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

(i)	Southwest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on February 1, 2006;

(ii)           Southwest’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006, and September 30, 2006, filed with the Commission on April 24, 2006, July 21, 2006, and October 20, 2006, respectively;

(iii)
Southwest’s Current Reports on Form 8-K, filed with the Commission on January 24, 2006, April 20, 2006, May 18, 2006, May 19, 2006, August 8, 2006, August 14, 2006, November 21, 2006, December 12, 2006, and December 14, 2006; and

(iv)	the description of Southwest’s Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Southwest with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof form the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Deborah Ackerman, Vice President-General Counsel of the Company. Ms. Ackerman beneficially owns approximately 168,000 shares of Common Stock (including vested and unvested stock options).

Item 6.  Indemnification of Directors and Officers.

Article VIII, Section 1 of Southwest’s Bylaws provides as follows: “Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter called a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person’s official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

Article Ten of Southwest’s Articles of Incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

Article 2.02-1B. of the Texas Business Corporation Act provides that, subject to certain limitations, “a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.”

Southwest also maintains directors’ and officers’ liability insurance.

Item 8. Exhibits.

4.1     Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest’s Registration Statement on Form S-3 (File No. 33-52155)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Registration Statement on Form S-8 (File No. 333-82735); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-7259)).

4.2     Bylaws of Southwest, as amended through January 2005 (incorporated by reference to Exhibit 3.2 to Southwest’s Current Report on Form 8-K dated January 25, 2005 (File No. 1-7259)).

4.3     Specimen certificate representing Common Stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

5                 Opinion of Deborah Ackerman, Vice President-General Counsel of the Company.

23.1            Consent of Ernst & Young LLP.

23.2            Consent of Deborah Ackerman, Vice President-General Counsel of the Company (contained in the opinion filed as Exhibit 5 hereto).

99               Southwest Airlines Co. 1991 Employee Stock Purchase Plan, as amended March 16, 2006.

Item 17. Undertakings.

A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on December 14, 2006.

                SOUTHWEST AIRLINES CO.

                By:  /s/ Laura Wright
                                                                                                                              Laura Wright
                                        Senior Vice President-Finance,
                                        Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 2006.

Signature	Capacity

/s/ Herbert D. Kelleher	Chairman of the Board of Directors
Herbert D. Kelleher

/s/ Gary C. Kelly	Vice Chairman of the Board of Directors
Gary C. Kelly	and Chief Executive Officer

/s/ Laura Wright	Senior Vice President-Finance
Laura Wright	(Principal Financial and Accounting Officer)

/s/ Colleen C. Barrett	Director and President
Colleen C. Barrett

/s/ David W. Biegler	Director
David W. Biegler

/s/ William P. Hobby	Director
William P. Hobby

/s/ Travis C. Johnson	Director
Travis C. Johnson

/s/ Louis E. Caldera	Director
Louis E. Caldera

/s/ Nancy B. Loeffler	Director
Nancy B. Loeffler

/s/ C. Webb Crockett	Director
C. Webb Crockett

/s/ John T. Montford	Director
John T. Montford

/s/WilliamH.Cunningham	Director
William H. Cunningham

INDEX TO EXHIBITS

4.1
Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest’s Registration Statement on Form S-3 (File No. 33-52155)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Registration Statement on Form S-8 (File No. 333-82735); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 3.1 to Southwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-7259)).

4.2	Bylaws of Southwest, as amended through January 2005 (incorporated by reference to Exhibit 3.2 to Southwest’s Current Report on Form 8-K dated January 25, 2005 (File No. 1-7259)).

4.3	Specimen certificate representing Common Stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

5	Opinion of Deborah Ackerman, Vice President-General Counsel of the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deborah Ackerman, Vice President-General Counsel of the Company (contained in the opinion filed as Exhibit 5 hereto).

99	Southwest Airlines Co. 1991 Employee Stock Purchase Plan, as amended March 16, 2006.